                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post Effective Amendment No. 2 to the registration statement on Form S-3 (No. 333-61303) of our report dated February 15, 2001, except as to Note 20, which is dated as of March 15, 2001, relating to the financial statements and financial statement schedules, which appears in Kimco Realty Corporation and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
April 30, 2001



                                       22